Exhibit 99.1

IRIS Merger Investor Conference Call

May 16, 2010 @ 10:00 a.m. ET

Moderator comments and introduction:

Katy Herr:

Thank you, XX, and good morning everyone thank you for joining us. During today’s call, we will discuss the definitive merger agreement between Integral Systems and Kratos Defense and Security Solutions. Joining me on the call today are, Paul Casner, our President and CEO, Chris Roberts, our CFO, and Miller Adams, our General Counsel and EVP of Corporate Affairs. In just a few minutes, I will turn the call over to Paul for a review the strategic rationale and the financial details of the transaction. At the conclusion of Paul’s remarks we will open the line to questions.

Please refer to either Integral Systems’ or Kratos’ website for the press releases announcing the merger. In addition, the slide presentation used by Kratos during their call earlier this morning will be filed with the SEC later today.

Before we start, please understand that today’s call contains forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Integral Systems and Kratos will file materials related to the proposed transaction with the Securities and Exchange Commission, including one or more registration statements

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that contain a proxy statement / prospectus. Investors and security holders are urged to read those materials once they are available, which can be obtained free of charge from the SEC’s web site, www.sec.gov and from the companies’ websites.

Integral Systems and Kratos will mail the definitive proxy statement/prospectus to their respective shareholders. You should review those materials carefully as they will include important information regarding the merger, including information about Integral Systems and Kratos, their Directors, Executive Officers and certain other members of management and employees who may be deemed to be participants in the solicitation of proxies in favor of the proposed transaction.

All participants are advised that the audio of this conference call is being broadcast live over the Internet and is also being recorded for playback purposes. The audio of the call will be archived on Integral Systems’ Investor Relations website until later this year.

With that, I will turn the call over to Paul Casner.

Paul Casner:

Thanks, Katy. Good morning everyone.

I hope you have all had the opportunity to review this morning’s announcement of our business combination with Kratos Defense and Security Solutions. This is an exciting step for Integral Systems. The combination of Kratos and Integral Systems brings two technology powerhouses together. On behalf of myself, our Board of Directors and my management team let me say right off the bat that we are thrilled with this highly complementary combination that will enable us to bring an augmented set of offerings to a significantly larger and more diverse customer portfolio.

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Let’s start today by talking about why this is a great opportunity.

Similar to Integral Systems, Kratos is an entrepreneurial company with dedicated, highly skilled employees focused on delivering mission critical technologies, solutions and services to their customers. Kratos is specifically focused in the Command, Control, Communications, Computing, Combat Systems, Intelligence, Surveillance and Reconnaissance or C5ISR market which is highly analogous to the technologies, products and solutions offered by Integral Systems.

I mentioned that the combination of Kratos and Integral Systems is highly complementary. Integral Systems will be integrated into the Kratos Technology, Communications and Information Assurance (Cyber) division. This business group is the Kratos epicenter for situational awareness, communications, network operations and cyber security technologies. They have deep expertise in leading edge network infrastructure architecture, intrusion detection, information assurance, situational awareness and command and control products and solutions. This is a natural fit for Integral Systems given our expertise in

•	developing, managing and operating secure satellite and terrestrial communications networks,

•	delivering mission critical and mission enabling signal processing solutions, and

•	providing systems and services to detect, characterize and mitigate sources of RF interference.

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Our technologically advanced, commercial-based products, solutions and services are highly synergistic with business strategy of this Kratos business unit. As we investigated this business opportunity, we were encouraged by the potential synergies we identified. We have very few overlapping customers yet our customer portfolios are highly complementary. As space-based assets become even more critical to support our nation’s airborne, naval and ground electronic warfare systems, the combined company will be able to better meet the needs of current and future customers.

The combined company will provide differentiated, integrated technology solutions that address the most critical National Security priority areas. Specifically, we see five areas of notable synergies.

•	First, this transaction will increase our combined addressable market, significantly enhancing our presence across the Department of Defense (DoD), Intelligence community and public safety sector

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Second, our integrated product development and business development activities will create new growth opportunities within markets such as unmanned aerial vehicle (UAV) command and control, satellite-to-ground situational awareness, military range management and electronic warfare, including Radio Frequency (RF) interference mitigation and countermeasure systems

•	Third, the combined corporation will have an expanded global footprint, distribution channels and foreign military sales opportunities

•	Fourth, bringing together the technology from across the combined corporation will enable the development of higher margin platforms and integrated solutions

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through combined product offerings and enhanced systems integration capabilities. For example, we see opportunities to integrate our Compass and Mercury technology with Kratos’ NeuralStar/dopplerVUE product for end-to-end, satellite-to-ground situational awareness. Additionally, our expertise in UAS modems and signal frequency technologies adds critical technology to the UAS solutions Kratos has already brought to market

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Fifth, Reduce Integral Systems SG&A costs. Kratos also has an outstanding track record of successfully integrating acquisitions. Shareholders will benefit from the cost reductions the combined company will realize immediately. Through integration, elimination or reduction of redundant costs, particularly public company costs, we will generate improved free cash flow from operations.

Long term, this combination enhances the value proposition for our employees who are the heart and soul of the Integral Systems family. This combination will create additional opportunities for a rewarding work experience for our employees. It offers broader career development opportunities, more challenging technology development opportunities, and increased opportunities to diversify their career paths.

Turning to the transaction’s financial consideration – Integral Systems shareholders will receive an amount in cash and stock currently valued at $13.00 per share. Specifically, each Integral Systems share will be converted into $5.00 in cash and 0.588 of a share of Kratos common stock.

The transaction is subject to usual government approvals and customary closing conditions. The transaction is subject to the approval of Integral Systems and Kratos stockholders. The Boards of Directors of Integral Systems and Kratos have unanimously approved the transaction.

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We expect that the transaction will close late in the third quarter of this calendar year.

Let me close by reiterating that I am excited to announce this transaction, which serves the best interests of our shareholders, our customers and our 700 employees. We look forward to joining the Kratos family and continuing to build a world-class business together.

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